                         NOTICE OF GUARANTEED DELIVERY
                                 IN RESPECT OF
                          7 7/8% SENIOR NOTES DUE 2005
                        AND 7 7/8% SENIOR NOTES DUE 2008
                                       OF

                             WESTPOINT STEVENS INC.
               PURSUANT TO THE PROSPECTUS DATED           , 1998

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON          , 1998, UNLESS EXTENDED ("THE EXPIRATION DATE").

     As set forth in the Prospectus dated           , 1998 (as it may be
supplemented and amended from time to time, the "Prospectus") of WestPoint Stevens Inc. (the "Company") under "The Exchange Offer -- Guaranteed Delivery Procedures," and in the Instructions to the related Letter of Transmittal (the "Letter of Transmittal"), this form, or one substantially equivalent hereto, or an Agent's Message relating to the guaranteed delivery procedures, must be used to accept the Company's offer (the "Exchange Offer") to exchange (i) any and all of its outstanding 7 7/8% Senior Notes due 2005 (the "Old Senior Notes due 2005 Notes"), for new 7 7/8% Senior Notes due 2005 (the "New Senior Notes due 2005") and (ii) any and all of its outstanding 7 7/8% Senior Notes due 2008 (the "Old Senior Notes due 2008" and together with the Old Senior Notes due 2005, the "Old Securities"), for new 7 7/8% Senior Notes due 2008 (the "New Senior Notes due 2008" and together with the New Senior Notes due 2005, the "Exchange Securities"). The Old Securities and the Exchange Securities are referred to herein collectively as the "Securities". If time will not permit the Letter of Transmittal, certificates representing such Securities and other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date (as defined).

     This form must be delivered by an Eligible Institution (as defined herein) by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth above. If a signature on the Letter of Transmittal is required to be guaranteed by a Medallion Signature Guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal. This form is not to be used to guarantee signatures.

     Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address above. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                              THE BANK OF NEW YORK

      By Registered or Certified Mail:                 By Hand or Overnight Delivery:
            THE BANK OF NEW YORK
        101 Barclay Street, (7 East)                        THE BANK OF NEW YORK
          New York, New York 10286                           101 Barclay Street
          Attention: Diana Torres                     Corporate Trust Services Window
           Reorganization Section                               Ground Level
                                                          New York, New York 10286
                                                          Attention: Diana Torres
                                                           Reorganization Section

                    By Facsimile for Eligible Institutions:

                                 (212) 815-6339

                            Confirmed by Telephone:

                                 (212) 815-5789

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

Ladies and Gentlemen:

     The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (receipt of which is hereby acknowledged), the principal amount of the Old Securities specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures" and in Instruction 2 to the Letter of Transmittal. The undersigned hereby authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Company with respect to the Old Securities tendered pursuant to the Exchange Offer.

     The undersigned understands that Old Securities will be exchanged only after timely receipt by the Exchange Agent of (i) such Old Securities, or a Book-Entry Confirmation, and (ii) a Letter of Transmittal (or a manually signed facsimile thereof), including by means of an Agent's Message, of the transfer of such Old Securities into the Exchange Agent's account at the Book-Entry Transfer Facility, with respect to such Old Securities, properly completed and duly executed, with any signature guarantees and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the execution hereof. The undersigned also understands that the method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent.

     The undersigned understands that tenders of Old Securities will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned also understands that tenders of Old Securities may be withdrawn at any time prior to the Expiration Date.

     All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

     All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

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

                            PLEASE SIGN AND COMPLETE

Title and Principal Amount of Securities Tendered:
                                                    ----------------------------

Name(s) of Registered Holder(s):
                                ------------------------------------------------

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Certificate No.(s) of Securities (if available):
                                                --------------------------------

Address:
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Area Code and Telephone No.:
                            ----------------------------------------------------

If Securities will be delivered by book-entry transfer, provide the following information:

Signature(s) of Registered Holder(s)
or Authorized Signatory:
                        --------------------------------------------------------

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DTC Account No.:
                ----------------------------------------------------------------

Date:
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THIS NOTICE OF GUARANTEED DELIVERY MUST BE SIGNED BY THE HOLDER(S) EXACTLY AS
THEIR NAME(S) APPEAR(S) ON CERTIFICATE(S) FOR OLD SECURITIES OR ON A SECURITY POSITION LISTING AS THE OWNER OF OLD SECURITIES, OR BY PERSON(S) AUTHORIZED TO BECOME HOLDER(S) BY ENDORSEMENTS AND DOCUMENTS TRANSMITTED WITH THIS NOTICE OF GUARANTEED DELIVERY WITHOUT ALTERATION, ENLARGEMENT OR ANY CHANGE WHATSOEVER. IF SIGNATURE IS BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, SUCH PERSON MUST PROVIDE THE FOLLOWING INFORMATION.

                      Please print name(s) and address(es)

Name(s):
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Capacity:
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Address(es):
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

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program (each, an "Eligible Institution"), hereby (i) represents that the above-named persons are deemed to own the Securities tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (ii) represents that such tender of Securities complies with Rule 14e-4 and (iii) guarantees that the Securities tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures"), and that the Exchange Agent will receive (a) such Securities, or a Book-Entry Confirmation of the transfer of such Securities into the Exchange Agent's account at the Book-Entry Transfer Facility and (b) a properly completed and duly executed Letter of Transmittal or facsimile thereof (or Agent's message) with any required signature guarantees and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Securities to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
             -------------------------------------------------------------------

Authorized Signature:
                     -----------------------------------------------------------

Title:
      --------------------------------------------------------------------------

Address:
        ------------------------------------------------------------------------

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                                                       (Zip Code)

Area Code and Telephone Number:
                               -------------------------------------------------

Dated:
      ------------------------------------ , 1998

DO NOT SEND SECURITIES WITH THIS FORM. SECURITIES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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